EXHIBIT 99.8

PROXY

COAST CASINOS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE

2004 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby constitutes and appoints Michael J. Gaughan, Harlan D. Braaten, and J. Tito Tiberti, and each or any of them (and, if two or more of them act hereunder, by action of a majority of them), attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of common stock, $0.01 par value, of Coast Casinos, Inc. (“Coast Casinos”), that the undersigned would be entitled to vote if personally present at the Coast Casinos 2004 Annual Meeting of Stockholders to be held in the Conference Center, The Orleans Hotel and Casino, 4500 West Tropicana Avenue, Las Vegas, Nevada 89103, on [                    ,         ], 2004, at [                    ], local time, and at any postponements or adjournments thereof (the “Meeting”) as herein specified (or, if no direction is given, “FOR” each of the matters set forth below) and, in such proxyholders’ discretion, to transact such other business as may properly come before the Meeting and any postponements or adjournments thereof.

A.	APPROVAL OF MERGER AGREEMENT AND MERGER WITH BOYD GAMING

Approval of the merger agreement (the “Merger Agreement”), dated as of February 6, 2004 and as amended, among Boyd Gaming Corporation, a Nevada corporation, BGC, Inc., a Nevada corporation and a wholly owned subsidiary of Boyd Gaming Corporation, and Coast Casinos, and approval of the merger (the “Merger”) of Coast Casinos with and into BGC, Inc.

                 FOR

- or -

                 ABSTAIN

- or -

                 AGAINST

B.	ELECTION OF CLASS II DIRECTORS

CLASS II DIRECTORS (for election to serve until the earlier of the consummation of the Merger or the 2007 Annual Meeting of Stockholders and until their successors are elected and have qualified): F. MICHAEL CORRIGAN, CHARLES SILVERMAN, JOSEPH BLASCO and THOMAS GIRARDI.

                 FOR all nominees listed above (except as marked to the contrary above):

- or -

                 WITHHOLD AUTHORITY to vote for all nominees listed above.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL

NOMINEE, STRIKE THAT NOMINEE’S NAME IN THE LIST ABOVE.

C.	IN THE DISCRETION OF THE PROXYHOLDERS, to transact such other business as may properly come before the Meeting and any postponements or adjournments thereof.

THE SHARES VOTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER INSTRUCTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE MATTERS LISTED ABOVE.

IMPORTANT:  Please sign your name or names exactly as they appear on this Proxy. When signing as attorney, executor or administrator, trustee or guardian, please give your full title as such. If shares are held jointly, EACH holder should sign.

Signature

Signature

Date: 2004

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED IN THE MANNER DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS RELATING TO THE MATTERS LISTED ABOVE.